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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in this Registration Statement on Form S-4 of Intraware, Inc. of our report dated October 5, 1999 relating to the financial statements of Internet Image, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Internet Image Selected Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
San Jose, California
November 16, 1999